Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 No. 333-74398, the Registration Statement Form S-8 No. 333-96179, the Registration Statement Form S-8 No. 333-41960, the Registration Statement Form S-8 No. 333-113824, and the Registration Statement Form S-3 No. 333-111060 of our report dated February 25, 2005, except for Note 2- “Reclassification” and Note 13- “Legal Proceedings” as to which the date is April 20, 2005, with respect to the consolidated financial statements and schedule included in this Annual Report (Form 10-K/A) of The Knot, Inc. at December 31, 2004.

New York, New York

April 20, 2005